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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-65721, 333-40697, 333-34677, 33-65412, 33-97512, 33-65414 and 33-88114, of
Pacific Sunwear of California, Inc. on Form S-8 of our report dated March 7, 2000, appearing in the Annual Report on Form 10-K of Pacific Sunwear of California, Inc. for the year ended January 30, 2000.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Costa Mesa, California
April 5, 2000